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                        REPORT OF INDEPENDENT AUDITORS



The Board of Trustees and Shareholders
Investors Fund Series


We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of the Kemper Money Market, Kemper Total Return, Kemper High Yield, Kemper Growth, Kemper Government Securities, Kemper International, Kemper Small Cap Growth, Kemper Investment Grade Bond, Kemper Value, Kemper Small Cap Value, Kemper Value+Growth, Kemper Horizon 20+, Kemper Horizon 10+, Kemper Horizon 5, Kemper Blue Chip and Kemper Global Income Portfolios, comprising the Investors Fund Series as of December 31, 1997, and the related statements of operations and changes in net assets for the periods indicated therein and the financial highlights for each of the fiscal periods since 1990. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1997, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the Portfolios of the Investors Fund Series at December 31, 1997, the results of their operations, the changes in their net assets and the financial highlights for the periods indicated therein conformity with generally accepted accounting principles.



                                                 /s/ Ernst & Young LLP

                                                 ERNST & YOUNG LLP

Chicago, Illinois
February 17, 1998


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                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report with respect to Investors Fund Series - Kemper Money Market, Kemper Total Return, Kemper High Yield, Kemper Growth, Kemper Government Securities, Kemper International, Kemper Small Cap Growth, Kemper Investment Grade Bond, Kemper Value, Kemper Small Cap Value, Kemper Value + Growth, Kemper Horizon 20+, Kemper Horizon 10+, Kemper Horizon 5, Kemper Blue Chip and Kemper Global Income Portfolios dated February 17, 1998 and to the use of our report with respect to Investors Fund Series - Kemper-Dreman High Return Equity, Kemper-Dreman Financial Services, Kemper Global Blue Chip and Kemper International Growth and Income Portfolios dated April 24, 1998 in the Registration Statement of Investors Fund Series on Form N-1A and the related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 22 to the Registration Statement under the Securities Act of 1933 (File No. 33-11802) and in this Amendment No. 23 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-5002).


                                                 /s/ Ernst & Young LLP

                                                 ERNST & YOUNG LLP

Chicago, Illinois
April 24, 1998

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                        REPORT OF INDEPENDENT AUDITORS


The Board of Trustees and Shareholders
Investors Fund Series


We have audited the accompanying statement of net assets of the Kemper-Dreman High Return Equity, Kemper-Dreman Financial Services, Kemper Global Blue Chip and Kemper International Growth and Income Portfolios of Investors Fund Series as of April 24, 1998. This statement of net assets is the responsibility of the Fund's management. Our responsibility is to express an opinion on this statement of net assets based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of net assets is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of net assets. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of net assets presentation. We believe that our audit of the statement of net assets provides a reasonable basis for our opinion.

In our opinion, the statement of net assets referred to above presents fairly, in all material respects, the financial position of each of the Kemper-Dreman High Return Equity, Kemper-Dreman Financial Services, Kemper Global Blue Chip and Kemper International Growth and Income Portfolios of Investors Fund Series at April 24, 1998 in conformity with generally accepted accounting principles.


                                                 /s/ Ernst & Young LLP

                                                 ERNST & YOUNG LLP


Chicago, Illinois
April 24, 1998